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                                                                    Exhibit 99.1

TERAYON ACCELERATES TRANSITION TO THE "ALL-DIGITAL NETWORK" WITH NEW CAPABILITIES IN ITS NETWORK CHERRYPICKER DIGITAL VIDEO PLATFORM

New CherryPicker 4.0 Software Delivers True Distributed Digital Video Processing

Santa Clara, California -- December 14, 2004 -- Terayon Communication Systems, Inc. (Nasdaq: TERN), a leading provider of video processing and content access solutions, today announced that it has added significant new capabilities to its flagship Terayon DM 6400 Network CherryPicker(TM) digital video processing platform that enable cable television and other network operators to accelerate their transition to all-digital, next-generation networks and to deliver new digital video applications.

      "The move to an `All-Digital Network' has been embraced by network operators worldwide in order to offer Video-on-Demand (VOD), High Definition television (HDTV) and end-to-end digital programming, and to realize the substantial network efficiencies made possible by digital," said Jerry Chase, Terayon's CEO. "The CherryPicker has been at the forefront of the digital video revolution, playing a key role in the delivery of digital video services for more than five years now. The new features and capabilities of the Terayon DM 6400 Network CherryPicker can help accelerate the transition to an `All-Digital Network' and enable service providers to offer more compelling services and localized content to their subscribers."

      Enabled by the new CherryPicker 4.0 software release, the latest version of the Network CherryPicker's operating software, these new features and capabilities include:

- Distributed Chassis(TM) enables operators to acquire, manage and distribute digital video services from any point in the network to any other point in the network, thereby eliminating the time and cost needed to install expensive duplicate equipment at each site. Regardless of the physical or geographic locations of CherryPickers in the network, Distributed Chassis delivers the flexibility to distribute the ingest, processing and distribution of digital video services instead of having to replicate those operations in each physical location such as a head-end or distribution hub. Distributed Chassis also increases the input capacity up to 400 percent without the use of an external switch.
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-     Master Control Management Console (MC2) is an easy-to-use `point and click' environment that simplifies the configuration, monitoring and management of multiple networked CherryPickers. In concert with Distributed Chassis, operators can manage their entire network of CherryPickers as a single, unified system.

- Program redundancy substantially improves the reliability of service delivery by automatically switching to an alternate or back-up program source -- either local or remote -- should the primary source fail.

- With expanded IP video networking capabilities, the DM 6400's new Gigabit Ethernet (GigE) output replication capability enables operators transitioning from ASI to GigE to process each digital video service feed only once, eliminating the cost and complexity of processing both feeds simultaneously and providing a cost-effective accelerator to an end-to-end IP video network.

      "The so-called triple play is already evolving into something bigger. We've coined the term multi-play to describe how digital television service providers will deliver personalized versions of TV programs, along with unique on-demand services that target each end-user's particular needs," said Gerry Kaufhold, principal analyst with In-Stat, which is based in Scottsdale, Arizona. "Terayon's long and successful experience in the world of Gigabit Ethernet and IP-video enable the multi-play, and their updated CherryPicker software opens the door for all-digital TV services to expand their offerings quickly and flexibly. We expect the annual market value for Gigabit Ethernet video delivery equipment to top $900 million by 2008."

      CherryPicker 4.0 software is currently shipping on all Terayon DM 6400 Network CherryPickers.

ABOUT THE TERAYON DM 6400 NETWORK CHERRYPICKER

      The DM 6400 is optimized for cable, satellite and telco applications and is the flagship member of Terayon's Network CherryPicker line of digital video processing systems. The advanced proprietary ASICs (Application Specific Integrated Circuit) of the DM 6400 are designed for the unique computational requirements of MPEG-2 digital video, unlike competitive solutions based on a combination of software and generic DSPs (Digital Signal Processor). This greater processing power enables a single DM 6400 to support multiple digital video applications simultaneously on every program, such as rate shaping while ad splicing.
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Complementing the ASIC's performance advantage is its ability to be programmed, allowing Terayon to continually add new functionality, improve quality and support new standards, such as coexistence with MPEG-4.

ABOUT TERAYON

      Terayon Communication Systems, Inc. provides video processing and content access solutions for broadband providers who want to deliver the widest range of advanced video, data and voice services. Terayon maintains its headquarters in Santa Clara, California, and has sales and support offices worldwide. The company is traded on the Nasdaq under the symbol TERN and can be found on the web at WWW.TERAYON.COM.

                                      # # #

        "Safe Harbor" Statements under the Private Securities Litigation
                              Reform Act of 1995:

Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon that involve risks and uncertainties. These statements include the evaluation of our strategy and current market potentials and expected growth for Terayon Digital Video Solutions product lines. These forward-looking statements are based on current expectations and Terayon assumes no obligation to update this information. In addition, the events described in these forward-looking statements may not actually arise. Terayon's actual results could differ materially from those described in this press release, including Terayon's ability to gain new business; Terayon's ability to develop and bring to market new, technologically advanced products; the acceptance of Terayon's new products in the market; the expansion of operations by Terayon's customers; the deployment of Terayon's products in specific markets; the continuation of improving trends in the cable industry, as well as the other risks detailed from time to time in Terayon's filings with the Securities and Exchange Commission. For more information about these and other potential factors that could affect Terayon's business and financial results, see the discussion of "Risk Factors" in Terayon's most recent 10-K and 10-Q filings, available on the SEC's website at www.sec.gov.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.

Press contact:                                  Investor contact:
Rebecca West                                    Kristin Stokan
AtomicPR                                        Terayon Director, Finance
(415) 703-9454                                  (408) 486-5206
rebecca@atomicpr.com                            kristin.stokan@terayon.com